Exhibit 10.5

SUBSCRIPTION AGREEMENT

Tyme Technologies, Inc.
c/o CKR Law LLP
1330 Avenue of the Americas
New York, NY 10019

Dear Sirs and Madams:

This Subscription Agreement (this “Agreement”) has been executed by the subscriber set forth on the signature page hereof (the “Subscriber”) in connection with the private placement offering (the “Offering”) of 2,716,000 shares (each, a  “Share”) of the common stock, par value $0.0001 per share (“Common Stock”), of Tyme Technologies, Inc. (formerly known as Global Group Enterprises Corp.), a Delaware corporation (the “Company”), at a purchase price of $2.50 per share (the “Per Share Purchase Price”) for gross proceeds of $6,790,000 (the “Required Offering Proceeds”). By executing and delivering to the Company this Subscription Agreement, the undersigned subscriber acknowledges that:

●
The Shares being offered and sold in the Offering and the Shares being subscribed for pursuant to this Agreement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  The Offering is being made on an “all or none” best efforts basis to “accredited investors,” as defined in Regulation D under the Securities Act.

●
The Shares are being offered and sold as a condition precedent to the consummation of and in connection with a reverse triangular merger (the “Merger”) between a subsidiary of the Company and Tyme, Inc., a Delaware corporation (“Tyme”), and certain other transactions, pursuant to which Tyme will become a wholly owned subsidiary of the Company, and all of the outstanding Tyme stock will be converted into shares of the Company’s Common Stock, and Tyme stock options and warrants will be converted into options and warrants to purchase shares of the Company’s Common Stock.

●
Prior to the Closing (as defined below), the Company will cancel certain outstanding shares of Common Stock (the “Share Cancellations”) so as to result in the capitalization described in Section 4.c below. (For avoidance of doubt, the number of Shares reflected herein and the Per Share Purchase Price are based on having given effect to the Share Cancellations.)

●
On July 11, 2014, Tyme completed a private placement to an accredited investor of a $1,100,000 principal amount 10% secured convertible note of Tyme; on November 24, 2014, an additional $250,000 was advanced to the Company under such note, and such note was amended and restated; on January 15, 2015, an additional $960,000 was advanced to the Company under such note, and such note was further amended and restated; and on March 5, 2015, such note was further amended pursuant to a letter agreement among such investor/holder of such note, Tyme and the Company (the “Letter Agreement”) (as so amended and restated and giving effect to the Letter Agreement, the “Bridge Note”).  Upon closing of the Merger and the Offering, the Bridge Note will convert into shares of Common Stock at a conversion rate of $1.00 of principal per share, or 2,310,000 shares.  Upon such conversion, all accrued interest on the Bridge Note will be cancelled in accordance with the terms of the Bridge Note.

●	The undersigned acknowledges receipt of a copy of the Registration Rights Agreement, substantially in the form of Exhibit A hereto (the “Registration Rights Agreement”).

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●
The closing of the Offering (the “Closing,” and the date on which the Closing occurs is hereinafter referred to as the “Closing Date”) shall take place at the offices of CKR Law LLP, at 1330 Avenue of the Americas, New York, New York 10019 (or such other place as is agreed to by the Company).

●	The Closing will not occur unless:

a.
funds deposited in escrow plus the principal amount of the Subscription Note (as defined below) equal $6,790,000 and the Subscription Note has been executed and delivered as described in Section 2(b) below and Subscription Documents (as defined below) with respect to such amounts have been delivered to the Company by Subscribers as described in Section 2(a) below; and

b.	the Merger shall have been effected (or is simultaneously effected).

Accordingly, the Company and the undersigned Subscriber agree as follows:

1.
Subscription.  The undersigned Subscriber hereby subscribes to purchase the number of Shares set forth on the Omnibus Signature Page attached hereto, for the aggregate Purchase Price as set forth on such Omnibus Signature Page, subject to the terms and conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements contained herein.

2.	Subscription Procedure. To complete a subscription for the Shares, the Subscriber must fully comply with the subscription procedure provided in this Section on or before the Closing Date.

a.
Subscription Documents.  On or before the Closing Date, the Subscriber shall review, complete and execute the Omnibus Signature Page to this Agreement, the Investor Profile, Anti-Money Laundering Form and Investor Certification, attached hereto following the Omnibus Signature Page and the Subscription Shares Escrow Agreement (as defined below) (collectively, the “Subscription Documents”), and deliver the Subscription Documents to the Company’s attorneys, CKR Law LLP (“CKR”), at the address set forth under the caption “How to subscribe for Shares in the private offering of Tyme Technologies, Inc.” below.  Executed documents may be delivered to CKR by facsimile or electronic mail (e-mail), if the Subscriber delivers the original copies of the documents to CKR as soon as practicable thereafter.

b.
Purchase Price.  Simultaneously with the delivery of the Subscription Documents to CKR as provided herein, and in any event on or prior to the Closing Date, the Subscriber shall (i) deliver the full Subscriber’s Purchase Price as follows:  (A) by certified or other bank check or by wire transfer of at least $4,290,000 in immediately available funds, to Delaware Trust Company, in its capacity as escrow agent (the “Escrow Agent”), pursuant to the instructions set forth under the caption “How to subscribe for Shares in the private offering of Tyme Technologies, Inc.” below (the “Cash Payment”), and (B) by execution and delivery to the Company of the limited recourse promissory note in the principal amount of up to $2,500,000 substantially in the form of Exhibit B hereto (the “Subscription Note”) (the amount of the Cash Payment and the principal amount of the Subscription Note totaling $6,790,000); and (ii) execute and deliver to the Company the Subscription Note Shares Escrow Agreement substantially in the form of Exhibit C hereto (the “Subscription Shares Escrow Agreement”), and deliver to the Escrow Agent (as defined in the Subscription Shares Escrow Agreement) the Deposit Shares (as defined and in the manner specified in the Subscription Shares Escrow Agreement).

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3.	[RESERVED]

4.	Representations and Warranties of the Company. The Company hereby represents and warrants to the Subscriber the following:

a.
Organization and Qualification.  The Company is and, after the Merger, each of its subsidiaries will be, a corporation or other business entity duly organized and validly existing in good standing under the laws of the jurisdiction of its formation, and the Company and, after the Merger, each of its subsidiaries, has or will have the requisite corporate power to own its properties and to carry on its business as now being conducted.  The Company is and, after the Merger, each of its subsidiaries will be duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the assets, business, condition (financial or otherwise), results of operations or future prospects of the Company and its Subsidiaries taken as a whole (a “Material Adverse Effect”).  Each subsidiary of the Company, after giving effect to the Merger, is identified on Schedule 4a attached hereto.  (For purposes of the representations and warranties contained in this Section 4, the term “Subsidiary” as applied to the Company includes Tyme and Tyme’s subsidiaries after giving effect to the Merger.)   Immediately prior to the closing of the Merger, under the terms of a split-off agreement and a general release agreement, the Company will transfer all of its pre-Merger operating assets, if any, and liabilities, if any, to a wholly-owned special-purpose subsidiary to be formed (“Split-Off Subsidiary”), and the Company will transfer all of the outstanding shares of capital stock of Split-Off Subsidiary to  a pre-Merger stockholder of the Company (the “Split-Off”), in consideration of and in exchange for (i) the surrender and cancellation of an aggregate of 13,000,200 shares of our Common Stock held by such stockholder (which will be cancelled and will resume the status of authorized but unissued shares of our Common Stock) and (ii) certain representations, covenants and indemnities.

b.
Authorization, Enforcement, Compliance with Other Instruments.  (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement and each of the other agreements and documents that are exhibits hereto or thereto or are contemplated hereby or thereby or necessary or desirable to effect the transactions contemplated hereby or thereby (the “Transaction Documents”) and to issue the Shares in accordance with the terms hereof and thereof, (ii) the execution and delivery by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Shares, have been, or will be at the time of execution of such Transaction Document, duly authorized by the Company’s Board of Directors, and no further consent or authorization is, or will be at the time of execution of such Transaction Document, required by the Company, its respective Board of Directors or its stockholders, (iii) each of the Transaction Documents will be duly executed and delivered by the Company, (iv) the Transaction Documents when executed will constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies.

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c.
Capitalization.  The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 10,000,000 shares of preferred stock.  All of the outstanding shares of Common Stock and, after the Merger, of the stock of each of the Company’s Subsidiaries have been duly authorized, validly issued and are fully paid and nonassessable.  After giving effect to the Share Cancellations, the Split-Off and the Merger: (i) except as set forth on Schedule 4c(i), no shares of capital stock of the Company or any of its Subsidiaries will be subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii)  except as set forth in Schedule 4c(ii) and in Section 1.14 of the Agreement and Plan of Merger and Reorganization among the Company, Tyme Acquisition Corp., Tyme and the other parties thereto, dated as of March 5, 2015, there will be no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries,  (iii) there will be no outstanding debt securities of the Company or any of its subsidiaries, other than indebtedness as set forth in Schedule 4c(iii), (iv) other than pursuant to the Registration Rights Agreement or as set forth in Schedule 4c(iv), there will be no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act, (v) there will be no outstanding registration statements, and there will be no outstanding comment letters from the SEC or any other regulatory agency; (vi) except as provided in this Agreement or as set forth in Schedule 4c(vi), there will be no securities or instruments containing anti-dilution or similar provisions, including the right to adjust the exercise, exchange or reset price under such securities, that will be triggered by the issuance of the Shares as described in this Agreement; and (vii) no co-sale right, right of first refusal or other similar right will exist with respect to the Shares  or the issuance and sale thereof.  After giving effect to the Stock Split, the Share Cancellations, the Split-Off and the Merger and the Closing of the Offering, the pro forma outstanding capitalization of the Company will be as set forth in Schedule 4c under “Pro Forma Capitalization”.  Upon request, the Company will make available to  Subscriber true and correct copies of the Company’s Certificate of Incorporation, and as to be in effect after giving effect to the Merger (the “Certificate of Incorporation”), and the Company’s By-laws, as to be in effect after giving effect to the Merger (the “By-laws”), and the terms of all securities exercisable for Common Stock and the material rights of the holders thereof in respect thereto other than stock options issued to officers, directors, employees and consultants.

d.
Issuance of Shares.  The Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and nonassessable, and are and shall be upon issuance free from all taxes, liens and charges with respect to the issue thereof.

e.
No Conflicts.  The execution, delivery and performance of each of the Transaction Documents by the Company, and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the Certificate of Incorporation or the By-laws (or equivalent constitutive document) of the Company or any of its Subsidiaries or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any Subsidiary is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the

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Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or affected except for those which could not reasonably be expected to have a Material Adverse Effect.  Except those which could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any Subsidiary is in violation of any term of or in default under its constitutive documents.  Except those which could not reasonably be expected to have a Material Adverse Effect, neither the Company nor any Subsidiary is in violation of any term of or in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or any Subsidiary.  The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted in violation of any material law, ordinance, or regulation of any governmental entity, except for any violation which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.  Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities laws, neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under or contemplated by this Agreement or the other Transaction Documents in accordance with the terms hereof or thereof.  Except as set forth on Schedule 4e, neither the execution and delivery by the Company of the Transaction Documents, nor the consummation by the Company of the transactions contemplated hereby or thereby, will require any notice, consent or waiver under any contract or instrument to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary is bound or to which any of their assets is subject, except for any notice, consent or waiver the absence of which would not have a Material Adverse Effect and would not adversely affect the consummation of the transactions contemplated hereby or thereby.  All consents, authorizations, orders, filings and registrations which the Company or any of its Subsidiaries is required to obtain pursuant to the preceding two sentences have been or will be obtained or effected on or prior to the Closing.  The Company is unaware of any facts or circumstance, which might give rise to any of the foregoing.

f.
Absence of Litigation.  There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body now pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, wherein an unfavorable decision, ruling or finding would (i) adversely affect the validity or enforceability of, or the authority or ability of the Company or any of its Subsidiaries to perform its obligations under, this Agreement or any of the other Transaction Documents, or (ii) have a Material Adverse Effect.

g.
Acknowledgment Regarding Subscriber’s Purchase of the Shares.  The Company acknowledges and agrees that Subscriber is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby.  The Company further acknowledges that Subscriber is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and any advice given by Subscriber or any of his representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to Subscriber’s purchase of the Shares.  The Company further represents to Subscriber that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

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h.
No General Solicitation.  Neither the Company, nor any of its affiliates, nor, to the knowledge    of the Company, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares.

i.
No Integrated Offering.  Neither the Company, nor any of its affiliates, nor to the knowledge of the Company, any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Shares under the Securities Act or cause the Offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act.

j.
Employee Relations.  Neither Company nor any Subsidiary is involved in any labor dispute nor, to the knowledge of the Company, is any such dispute threatened.  Neither Company nor any Subsidiary is party to any collective bargaining agreement.  The Company’s and/or its Subsidiaries’ employees are not members of any union, and the Company believes that its and its Subsidiaries’ relationship with their respective employees is good.

k.
Intellectual Property Rights.  After giving effect to the Merger, except as set forth on Schedule 4k, the Company and its Subsidiaries own or possess all patents, trademarks, domain names (whether or not registered) and any patentable improvements or copyrightable derivative works thereof, websites and intellectual property rights relating thereto, service marks, trade names, copyrights, licenses and authorizations, and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without any conflict with the rights of others except for such conflicts that would not result in a Material Adverse Effect.  Neither Company nor any Subsidiary has received any notice of infringement of, or conflict with, the asserted rights of others with respect to any intellectual property that it utilizes.

l.	Environmental Laws.
(i)
The Company and each Subsidiary has complied with all applicable Environmental Laws (as defined below), except for violations of Environmental Laws that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.  There is no pending or, to the knowledge of the Company, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request, relating to any Environmental Law involving the Company or any Subsidiary, except for litigation, notices of violations, formal administrative proceedings or investigations, inquiries or information requests that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.  For purposes of this Agreement, “Environmental Law” means any national, state, provincial or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including without limitation any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including without limitation emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wild life, marine life and wetlands, including without limitation all endangered and threatened

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species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels, and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste.  As used above, the terms “release” and “environment” shall have the meaning set forth in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

(ii)
To the knowledge of the Company there is no material environmental liability with respect to any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any Subsidiary.

(iii)
The Company and its Subsidiaries (i) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (ii) are in compliance, in all material respects, with all terms and conditions of any such permit, license or approval.

m.
Permits; FDA Compliance. The Company and its Subsidiaries have all authorizations, approvals, clearances, licenses, permits, certificates or exemptions (including manufacturing approvals and authorizations, pricing and reimbursement approvals, labeling approvals, registration notifications or their foreign equivalent) issued by any regulatory authority or governmental agency (collectively, “Permits”) required to conduct their respective businesses as currently conducted except to the extent that the failure to have such Permits would not have a Material Adverse Effect.  The conduct of business by the Company complies, and at all times has substantially complied, in all material respects with the Federal Food, Drug and Cosmetic Act (the “FDCA”) and similar federal, state and foreign laws applicable to the evaluation, testing, manufacturing, distribution, advertising and marketing of each of the Company’s products, in whatever stage of development or commercialization except to the extent that the failure to so comply would not have a Material Adverse Effect.  To the knowledge of the Company, as of the date hereof, neither the United States Food and Drug Administration (the “FDA”) nor any comparable regulatory authority or governmental agency is considering limiting, suspending or revoking any such Permit or changing the marketing classification or labeling of the products of the Company or any of its Subsidiaries.  To the knowledge of the Company, there is no false or misleading information or material omission in any product application or other submission by the Company or any of its Subsidiaries to the FDA or any comparable regulatory authority or governmental agency.  The Company or its Subsidiaries have fulfilled and performed in all material respects their obligations under each Permit, and, as of the date hereof, to the knowledge of the Company, no event has occurred or condition or state of facts exists which would constitute a breach or default or would cause revocation or termination of any such Permit except to the extent that such breach, default, revocation or termination would not have a Material Adverse Effect.  To the knowledge of the Company, any third party that is a manufacturer or contractor for the Company or any of its Subsidiaries is in compliance in all material respects with all Permits insofar as they pertain to the manufacture of product components or products for the Company. The Company and its Subsidiaries have not received any Form FDA-483, notice of adverse finding, FDA warning letter, notice of violation or “untitled letter,” notice of FDA action for import detention or refusal, or any other notice from the FDA or other governmental agency alleging or asserting noncompliance with any applicable laws or Permits.  The Company and its Subsidiaries are not subject to any obligation arising under an administrative or regulatory action, FDA inspection, FDA warning letter, FDA notice of

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violation letter or other notice, response or commitment made to or with the FDA or any comparable regulatory authority or governmental agency.  The Company and its Subsidiaries have made all notifications, submissions and reports required by the FDCA or similar federal, state and foreign laws, except to the extent that the failure to make such notifications, submission or reports would not have a Material Adverse Effect.

n.
Title.  After giving effect to the Merger, neither the Company nor any of its Subsidiaries owns any real property.  After giving effect to the Merger, except as set forth on Schedule 4n, each of the Company and its Subsidiaries has good and marketable title to all of its personal property and assets, free and clear of any material restriction, mortgage, deed of trust, pledge, lien, security interest or other charge, claim or encumbrance which would have a Material Adverse Effect.  After giving effect to the Merger, except as set forth on Schedule 4n, with respect to properties and assets it leases, each of the Company and its Subsidiaries is in material compliance with such leases and holds a valid leasehold interest free of any liens, claims or encumbrances which would have a Material Adverse Effect.

o.
No Material Adverse Breaches, etc.  Neither Company nor any Subsidiary is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation which in the judgment of the Company’s officers has had, or is reasonably expected in the future to have, a Material Adverse Effect.  Neither Company nor any Subsidiary is in breach of any contract or agreement which breach, in the judgment of the Company’s officers, has had, or is reasonably expected to have a Material Adverse Effect.

p.
Tax Status.  The Company and each Subsidiary has made and filed (taking into account any valid extensions) all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject and (unless and only to the extent that the Company or such Subsidiary has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  To the knowledge of the Company, there are no unpaid taxes in any material amount claimed to be due from the Company or any Subsidiary by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

q.
Certain Transactions. Except as set forth on Schedule 4q, and except for arm’s length transactions pursuant to which the Company or any Subsidiary makes payments in the ordinary course of business upon terms no less favorable than it could obtain from third parties, none of the officers, directors, or employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

r.	Rights of First Refusal. Except as set forth on Schedule 4c(i) or Schedule 4r, the Company is not obligated to offer the securities offered hereunder on a right of first refusal basis or

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otherwise to any third parties including, but not limited to, current or former stockholders of the Company, underwriters, brokers, agents or other third parties.

s.
Reliance.  The Company acknowledges that the Subscriber is relying on the representations and warranties made by the Company hereunder and that such representations and warranties are a material inducement to the Subscriber purchasing the Shares.  The Company further acknowledges that without such representations and warranties of the Company made hereunder, the Subscribers would not enter into this Agreement.

t.
Brokers’ Fees.  Except as set forth in Section 3 or Schedule 4(t), the Company does not have any liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the transactions contemplated by this Agreement.

u.
SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Exchange Act of 1934, as amended, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material).

5.	Representations, Warranties and Agreements of the Subscriber. The Subscriber represents and warrants to, and agrees with, the Company the following:

a.
The Subscriber, its advisers, if any, and its designated representatives, if any, have the knowledge and experience in financial and business matters necessary to evaluate the merits and risks of its prospective investment in the Company, and have carefully reviewed and understand the risks of, and other considerations relating to, the purchase of Shares and the tax consequences of the investment, and have the ability to bear the economic risks of the investment.

b.
The Subscriber is acquiring the Shares being subscribed for pursuant to this Agreement for investment for its own account and not with the view to, or for resale in connection with, any distribution thereof.  The Subscriber understands and acknowledges that the Shares have not been registered under the Securities Act or any state securities laws, by reason of a specific exemption from the registration provisions of the Securities Act and applicable state securities laws, which depends upon, among other things, the bona fide nature of the investment intent as expressed herein.  The Subscriber further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to any third person with respect to any of the Shares.  The Subscriber understands and acknowledges that the Offering of the Shares will not be registered under the Securities Act nor under the state securities laws on the ground that the sale of the Shares to Subscriber as provided for in this Agreement and the issuance of securities hereunder is exempt from the registration requirements of the Securities Act and any applicable state securities laws.

c.
The Subscriber is an “accredited investor” as defined in Rule 501 of Regulation D as promulgated by the Securities and Exchange Commission under the Securities Act, for the reason(s) specified on the Accredited Investor Certification attached hereto as completed by Subscriber, and Subscriber shall submit to the Company such further assurances of such status as may be reasonably requested by the Company.  The Subscriber resides in the jurisdiction set forth on the Subscriber’s Omnibus Signature Page affixed hereto.

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d.
The Subscriber (i) if a natural person, represents that he or she is the greater of (A) 21 years of age or (B) the age of legal majority in his or her jurisdiction of residence, and has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof; (ii) if a corporation, partnership, or limited liability company or partnership, or association, joint stock company, trust, unincorporated organization or other entity, represents that such entity was not formed for the specific purpose of acquiring any of the Shares, such entity is duly organized, validly existing and in good standing under the laws of the state or jurisdiction of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, such entity has full power and authority to execute and deliver this Agreement and all other related agreements or certificates and to carry out the provisions hereof and thereof and to purchase and hold the Shares being subscribed for pursuant to this Agreement, the execution and delivery of this Agreement has been duly authorized by all necessary action, this Agreement has been duly executed and delivered on behalf of such entity and is a legal, valid and binding obligation of such entity; or (iii) if executing this Agreement in a representative or fiduciary capacity, represents that it has full power and authority to execute and deliver this Agreement in such capacity and on behalf of the subscribing individual, ward, partnership, trust, estate, corporation, or limited liability company or partnership, or other entity for whom the Subscriber is executing this Agreement, and such individual, partnership, ward, trust, estate, corporation, or limited liability company or partnership, or other entity has full right and power to perform pursuant to this Agreement and make an investment in the Company, and represents that this Agreement constitutes a legal, valid and binding obligation of such entity.  The execution and delivery of this Agreement will not violate or be in conflict with any order, judgment, injunction, agreement or controlling document to which the Subscriber is a party or by which it is bound.

e.
The Subscriber understands that the Shares are being offered, and any Shares sold to it are being sold, in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Subscriber’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of such Subscriber to acquire such securities.  The Subscriber further acknowledges and understands that the Company is relying on the representations and warranties made by the Subscriber hereunder and that such representations and warranties are a material inducement to the Company to sell the Shares to the Subscriber.  The Subscriber further acknowledges that without such representations and warranties of the Subscriber made hereunder, the Company would not enter into this Agreement with the Subscriber.

f.
The Subscriber understands that no public market now exists, and there never will be a public market for, the Shares, that only a limited public market for the Company’s Common Stock exists and that there can be no assurance that an active public market for the Common Stock will exist or continue to exist.

g.
The Subscriber, its advisers, if any, and its designated representatives, if any, have received, reviewed and understood the information about the Company, Tyme and the Offering and have had an opportunity to discuss the Company’s and Tyme’s business, management and financial affairs with the Company’s management.  The Subscriber understands that such discussions were intended to describe the aspects of the Company’s business and prospects and the Offering which the Company believes to be material, but were not necessarily a

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thorough or exhaustive description, and except as expressly set forth in this Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company.  Some of such information may include projections as to the future performance of the Company and/or Tyme, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company’s control.  Additionally, the Subscriber understands and represents that it is purchasing the Shares being subscribed for pursuant to this Agreement notwithstanding the fact that the Company and/or Tyme may disclose in the future certain material information the Subscriber has not received, including (without limitation) financial statements of the Company and/or Tyme for the current or prior fiscal periods, and any subsequent period financial statements that will be filed with the Securities and Exchange Commission, that it is not relying on any such information in connection with its purchase of the Shares being subscribed for pursuant to this Agreement and that it waives any right of action with respect to the nondisclosure to it prior to its purchase of such Shares of any such information.  Each Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares being subscribed for pursuant to this Agreement.

h.
The Subscriber acknowledges that the Company is not acting as a financial advisor or fiduciary of the Subscriber (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby and no investment advice has been given by the Company or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby.  The Subscriber further represents to the Company that the Subscriber’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Subscriber and its representatives.

i.
As of the Closing, all actions on the part of Subscriber, and its officers, directors and partners, if applicable, necessary for the authorization, execution and delivery of this Agreement and the Registration Rights Agreement and the performance of all obligations of the Subscriber hereunder and thereunder shall have been taken, and this Agreement and the Registration Rights Agreement, assuming due execution by the other parties hereto and thereto, constitute valid and legally binding obligations of the Subscriber, enforceable in accordance with their respective terms, subject to: (i) judicial principles limiting the availability of specific performance, injunctive relief, and other equitable remedies and (ii) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect generally relating to or affecting creditors’ rights.

j.
Subscriber represents that neither it nor, to its knowledge, any person or entity controlling, controlled by or under common control with it, nor any person having a beneficial interest in it, nor any person on whose behalf the Subscriber is acting: (i) is a person listed in the Annex to Executive Order No. 13224 (2001) issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism); (ii) is named on the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (iii) is a non-U.S. shell bank or is providing banking services indirectly to a non-U.S. shell bank; (iv) is a senior non-U.S. political figure or an immediate family member or close associate of such figure; or (v) is otherwise prohibited from investing in the Company pursuant to applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules or orders

11

(categories (i) through (v), each a “Prohibited Subscriber”). The Subscriber agrees to provide the Company, promptly upon request, all information that the Company reasonably deems necessary or appropriate to comply with applicable U.S. anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders.  The Subscriber consents to the disclosure to U.S. regulators and law enforcement authorities by the Company and its affiliates and agents of such information about the Subscriber as the Company reasonably deems necessary or appropriate to comply with applicable U.S. antimony laundering, anti-terrorist and asset control laws, regulations, rules and orders. If the Subscriber is a financial institution that is subject to the USA Patriot Act, the Subscriber represents that it has met all of its obligations under the USA Patriot Act. The Subscriber acknowledges that if, following its investment in the Company, the Company reasonably believes that the Subscriber is a Prohibited Subscriber or is otherwise engaged in suspicious activity or refuses to promptly provide information that the Company requests, the Company has the right or may be obligated to prohibit additional investments, segregate the assets constituting the investment in accordance with applicable regulations or immediately require the Subscriber to transfer the Shares.  The Subscriber further acknowledges that the Subscriber will have no claim against the Company or any of its affiliates or agents for any form of damages as a result of any of the foregoing actions.

If the Subscriber is affiliated with a non-U.S. banking institution (a “Foreign Bank”), or if the Subscriber receives deposits from, makes payments on behalf of, or handles other financial transactions related to a Foreign Bank, the Subscriber represents and warrants to the Company that: (1) the Foreign Bank has a fixed address, other than solely an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities; (2) the Foreign Bank maintains operating records related to its banking activities; (3) the Foreign Bank is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities; and (4) the Foreign Bank does not provide banking services to any other Foreign Bank that does not have a physical presence in any country and that is not a regulated affiliate.

k.
The Subscriber or its duly authorized representative realizes that because of the inherently speculative nature of businesses of the kind conducted and contemplated by the Company, the Company’s financial results may be expected to fluctuate from month to month and from period to period and will, generally, involve a high degree of financial and market risk that could result in substantial or, at times, even total losses for investors in securities of the Company.

l.
The Subscriber has adequate means of providing for its current and anticipated financial needs and contingencies, is able to bear the economic risk for an indefinite period of time and has no need for liquidity of the investment in the Shares and could afford complete loss of such investment.

m.
The Subscriber is not subscribing for Shares as a result of or subsequent to any advertisement, article, notice or other communication, published in any newspaper, magazine or similar media or broadcast over television, radio, or the internet, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the Subscriber in connection with investments in securities generally.

n.
The Subscriber acknowledges that no U.S. federal or state agency or any other government or governmental agency has passed upon the Shares or made any finding or determination as to the fairness, suitability or wisdom of any investments therein.

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o.	The Subscriber agrees to be bound by all of the terms and conditions of the Registration Rights Agreement and to perform all obligations thereby imposed upon it.

p.
All of the information that the Subscriber has heretofore furnished or which is set forth herein is true, correct and complete as of the date of this Agreement, and, if there should be any material change in such information prior to the admission of the undersigned to the Company, the Subscriber will immediately furnish revised or corrected information to the Company.

q.
(For ERISA plans only)  The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Company’s investment objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Company is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities.  The Subscriber fiduciary or Plan (a) is responsible for the decision to invest in the Company; (b) is independent of the Company or any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the Purchaser fiduciary or Plan has not relied primarily on any advice or recommendation of the Company or any of its affiliates.

6.	Transfer Restrictions. The Subscriber acknowledges and agrees as follows:

a.
The Shares have not been registered for sale under the Securities Act, in reliance on the private offering exemption in Section 4(a)(2) thereof; other than as expressly provide in the Registration Rights Agreement, the Company does not currently intend to register the Shares under the Securities Act at any time in the future; and the undersigned will not immediately be entitled to the benefits of Rule 144 with respect to the Shares.

b.
The Subscriber understands that there are substantial restrictions on the transferability of the Shares, accordingly, that  the certificates representing the Shares shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such certificates or other instruments):

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) AN EXEMPTION FROM SUCH REGISTRATION EXISTS AND THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Shares upon which it is stamped, if (a) such Shares are sold pursuant to a registration statement under the Securities Act, or (b) such holder

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delivers to the Company an opinion of counsel, such counsel and opinion reasonably acceptable to the Company, that a disposition of the Shares is being made pursuant to an exemption from such registration.

c.
Subscriber understands that prior to the Merger, the Company is a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that upon the filing of a Current Report on Form 8-K reporting the consummation of the Merger and the other transactions described herein and otherwise containing Form 10 information discussed below, the Company will cease to be a shell company.  Pursuant to Rule 144(i), the Shares will be deemed securities issued by a current or former shell company and, even where the Shares otherwise meet the holding period and other requirements of Rule 144, nevertheless the Shares cannot be sold in reliance on Rule 144 until one year after the Company (a) is no longer a shell company; and (b) has filed current “Form 10 information” (as defined in Rule 144(i)) with the SEC reflecting that it is no longer a shell company, and provided that at the time of a proposed sale pursuant to Rule 144, the Company is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports.  As a result, the restrictive legends on certificates for the Shares cannot be removed except in connection with an actual sale meeting the foregoing requirements or pursuant to an effective registration statement.

7.
Indemnification.  The Subscriber agrees to indemnify and hold harmless the Company, and its officers, directors, employees, agents, control persons and affiliates from and against all losses, liabilities, claims, damages, costs, fees and expenses whatsoever (including, but not limited to, any and all expenses incurred in investigating, preparing or defending against any litigation commenced or threatened) based upon or arising out of the Subscriber’s actual or alleged false acknowledgment, representation or warranty, or misrepresentation or omission to state a material fact, or breach by the Subscriber of any covenant or agreement made by the Subscriber, contained herein or in any other document delivered by the Subscriber in connection with this Agreement.

8.
Revocability; Binding Effect.  The subscription hereunder may be revoked prior to the Closing thereon, provided that written notice of revocation is sent and is received by the Company at least two business days prior to the Closing on such subscription.  The Subscriber hereby acknowledges and agrees that this Agreement shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the parties and their heirs, executors, administrators, successors, legal representatives and permitted assigns.  If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein shall be deemed to be made by and be binding upon each such person and such person’s heirs, executors, administrators, successors, legal representatives and permitted assigns.

9.	Modification. This Agreement shall not be modified or waived except by an instrument in writing signed by the party against whom any such modification or waiver is sought to be enforced.

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10.
Immaterial Modifications to the Registration Rights Agreement.  The Company may, at any time prior to the Closing, amend the Registration Rights Agreement if necessary to clarify any provision therein, without first providing notice or obtaining prior consent of the Subscriber.

11.
Notices.  Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested, or delivered against receipt to the party to whom it is to be given (a) if to the Company, at the address set forth above, with a copy to CKR Law LLP, 1330 Avenue of the Americas, New York, NY 10019, Attention: Barrett S. DiPaolo, facsimile +1-212-400-6901, or (b) if to the Subscriber, at the address set forth on the Omnibus Signature Page hereof (or, in either case, to such other address as the party shall have furnished in writing in accordance with the provisions of this Section).  Any notice or other communication given by certified mail shall be deemed given at the time of certification thereof, except for a notice changing a party’s address which shall be deemed given at the time of receipt thereof.

12.
Assignability.  This Agreement and the rights, interests and obligations hereunder are not transferable or assignable by the Subscriber, and the transfer or assignment of the Shares shall be made only in accordance with all applicable laws.

13.	Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles thereof relating to the conflict of laws.

14.	Arbitration. The parties agree to submit all controversies to arbitration in accordance with the provisions set forth below and understand that:

a.	Arbitration shall be final and binding on the parties.

b.	The parties are waiving their right to seek remedies in court, including the right to a jury trial.

c.	Pre-arbitration discovery is generally more limited and different from court proceedings.

d.	The arbitrator’s award is not required to include factual findings or legal reasoning and any party’s right to appeal or to seek modification of rulings by arbitrators is strictly limited.

e.	The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

f.
All controversies which may arise between the parties concerning this Agreement shall be determined by arbitration pursuant to the rules then pertaining to the Financial Industry Regulatory Authority in New York, New York.  Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction of the person or persons against whom such award is rendered.  Any notice of such arbitration or for the confirmation of any award in any arbitration shall be sufficient if given in accordance with the provisions of this Agreement.  The parties agree that the determination of the arbitrators shall be binding and conclusive upon them. The prevailing party, as determined by such arbitrators, in a legal proceeding shall be entitled to collect any costs, disbursements and reasonable attorney’s fees from the other party.  Prior to filing an arbitration, the parties hereby agree that they will attempt to resolve their differences first by submitting the matter for resolution to a mediator, acceptable to all parties, and whose expenses will be borne equally by all parties.  The mediation will be held in the County of

15

New York, State of New York, on an expedited basis.  If the parties cannot successfully resolve their differences through mediation, the matter will be resolved by arbitration.  The arbitration shall take place in the County of New York, State of New York, on an expedited basis.

15.
Blue Sky Qualification.  The purchase of Shares under this Agreement is expressly conditioned upon the exemption from qualification of the offer and sale of the Shares from applicable federal and state securities laws.  The Company shall not be required to qualify this transaction under the securities laws of any jurisdiction and, should qualification be necessary, the Company shall be released from any and all obligations to maintain its offer, and may rescind any sale contracted, in the jurisdiction.

16.
Use of Pronouns.  All pronouns and any variations thereof used herein shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the identity of the person or persons referred to may require.

17.
Confidentiality.  The Subscriber acknowledges and agrees that any information or data the Subscriber has acquired from or about the Company or may acquire in the future, not otherwise properly in the public domain, including, without limitation, the Transaction Documents, was received in confidence.  The Subscriber agrees not to divulge, communicate or disclose, except as may be required by law or for the performance of this Agreement, or use to the detriment of the Company or for the benefit of any other person, or misuse in any way, any confidential information of the Company, including any scientific, technical, trade or business secrets of the Company and any scientific, technical, trade or business materials that are treated by the Company as confidential or proprietary, including, but not limited to, internal personnel and financial information of the Company or its affiliates, the manner and methods of conducting the business of the Company or its affiliates and confidential information obtained by or given to the Company about or belonging to third parties.  The Subscriber understands that the Company may rely on Subscriber’s agreement of confidentiality to comply with the exemptive provisions of Regulation FD under the Securities Act as set forth in Rule 100(a)(b)(2)(ii) of Regulation FD.  In addition, the Subscriber acknowledges that it is aware that the United States securities laws generally prohibit any person who is in possession of material nonpublic information about a public company such as the Company from purchasing or selling securities of such company.  The provisions of this Section 17 are in addition to and not in lieu of any other confidentiality agreement between the Company and the Subscriber.

18.
Anti-Dilution.  The Shares shall have anti-dilution protection such that if, within twenty-four (24) months after the Closing, the Company shall issue Additional Shares of Common Stock (as defined below) without consideration or for a consideration per share, or with an exercise or conversion price per share, less than $0.50, the Subscriber shall be entitled to receive from the Company (for no additional consideration) additional Shares in an amount such that, when added to the number of  Shares purchased by Subscriber under this Agreement, will equal the number of Shares that the Subscriber’s Purchase Price for the Shares set forth on the Subscriber’s signature page hereof would have purchased at the Adjusted Price (as defined below).  The “Adjusted Price” shall be a price (calculated to the nearest cent) determined by multiplying the Adjusted Price per share in effect immediately prior to such issue (which, for avoidance of doubt, shall be equal $0.50 prior to the first such issue) by a fraction, (A) the numerator of which shall be (1) the number of shares of Common Stock outstanding immediately prior to such issue plus (2) the number of shares of Common Stock which the aggregate consideration received or to be received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at such Adjusted Price; and (B) the denominator of which shall be (1) the number of

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Shares of Common Stock outstanding immediately prior to such issue plus (2) the number of such Additional Shares of Common Stock so issued; provided that, (i) for the purpose of this Section, all shares of Common Stock issuable upon conversion or exchange of convertible securities outstanding immediately prior to such issue shall be deemed to be outstanding, and (ii) the number of shares of Common Stock deemed issuable upon conversion or exchange of such outstanding convertible securities shall be determined without giving effect to any adjustments to the conversion or exchange price or conversion or exchange rate of such convertible securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

“Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Company after the Closing of the Offering (including without limitation any shares of Common Stock issuable upon conversion or exchange of any convertible securities or upon exercise of any option or warrant, on an as-converted basis), other than: (i) shares of Common Stock issuable in connection with the Merger; (ii) shares of Common stock issuable in connection with the conversion of the Bridge Note; (iii) shares of Common Stock issued or issuable upon conversion or exchange of any convertible securities or exercise of any options or warrants outstanding as of immediately following the Merger and the Closing; (iv) shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock relating to any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction effected in such a way that there is no change of control of the Company; (v) shares of Common Stock (or options, restricted stock units or other awards with respect thereto) issued or issuable to officers, employees or directors of, or consultants to, the Company or any of its Subsidiaries pursuant to an incentive compensation plan, agreement or arrangement approved by the Board of Directors of the Company; (vi) securities issued or issuable pursuant to the acquisition of another entity or business by the Company by merger, purchase of substantially all of the assets or other reorganization or pursuant to a joint venture or technology license agreement, but not including a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities; (vii) any securities issued or issuable by the Company pursuant to the Subscription Agreements; and (viii) securities issued to financial institutions, institutional investors or lessors in connection with credit arrangements, equipment financings, lease arrangements or similar transactions, in the aggregate not exceeding ten percent (10%) of the number of shares of Common Stock outstanding at any time, and in case of clauses (v) through (viii) above, such issuance is approved by a majority of disinterested directors of the Company and includes no “death spiral” provision of any kind.

19.	Miscellaneous.

a.
This Agreement, together with the Registration Rights Agreement and any confidentiality agreement between the Company or Tyme and the Subscriber, constitute the entire agreement between the Subscriber and the Company with respect to the Offering and supersede all prior oral or written agreements and understandings, if any, relating to the subject matter hereof.  The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by a written document executed by the party entitled to the benefits of such terms or provisions.

b.
The representations and warranties of the Company and the Subscriber made in this Agreement shall survive the execution and delivery hereof and delivery of the Shares for a period of twelve (12) months following the Closing Date.

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c.
Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby, whether or not the transactions contemplated hereby are consummated.

d.
This Agreement may be executed in one or more original or facsimile counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument and which shall be enforceable against the parties actually executing such counterparts. The exchange of copies of this Agreement and of signature pages by facsimile transmission or in .pdf format shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or in pdf format shall be deemed to be their original signatures for all purposes.

e.
Each provision of this Agreement shall be considered separable and, if for any reason any provision or provisions hereof are determined to be invalid or contrary to applicable law, such invalidity or illegality shall not impair the operation of or affect the remaining portions of this Agreement.

f.	Paragraph titles are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.

g.	The Subscriber hereby agrees to furnish the Company such other information as the Company may request prior to the Closing with respect to its subscription hereunder.

20.
Omnibus Signature Page.  This Agreement is intended to be read and construed in conjunction with the Registration Rights Agreement.  Accordingly, pursuant to the terms and conditions of this Agreement and the Registration Rights Agreement, it is hereby agreed that the execution by the Subscriber of this Agreement, in the place set forth on the Omnibus Signature Page below, shall constitute agreement to be bound by the terms and conditions hereof and the terms and conditions of the Registration Rights Agreement, with the same effect as if each of such separate but related agreement were separately signed.

21.
Public Disclosure.  Neither the Subscriber nor any officer, manager, director, member, partner, stockholder, employee, affiliate, affiliated person or entity of the Subscriber shall make or issue any press releases or otherwise make any public statements or make any disclosures to any third person or entity with respect to the transactions contemplated herein and will not make or issue any press releases or otherwise make any public statements of any nature whatsoever with respect to the Company without the Company’s express prior approval.  The Company has the right to withhold such approval in its sole discretion.

22.
Potential Conflicts.  CKR is counsel to the Company and has represented the Company in the proposed transaction, for which it will receive legal fees in accordance with an executed retainer agreement.  CKR and/or its affiliates, principals, representatives or employees may now or hereafter own shares of the Company.

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IN WITNESS WHEREOF, the Company has duly executed this Subscription Agreement as of the 5th day of March, 2015.

TYME TECHNOLOGIES, INC.

By:
	Name:	Peter E. de Svastich
	Title:	President

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